Exhibit 1.2

SUNNYSIDE BANCORP, INC.

(a Maryland corporation)

Up to 690,000 Shares

(Subject to Increase Up to 793,500 Shares)

COMMON STOCK ($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

                 , 2013

Keefe, Bruyette & Woods, A Stifel Company

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Sunnyside Bancorp, Inc., a Maryland corporation (the “Holding Company”), and Sunnyside Federal Savings and Loan Association of Irvington (the “Association” and, together with the Holding Company, the “Primary Parties”), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”), as follows:

Section 1.                                          The Offering.  On March 12, 2013, the Board of Directors of the Association adopted a Plan of Conversion, (the “Plan”), which provides for (i) the conversion of the Association from the mutual form of organization to the stock form of organization in accordance with the laws of the United States and the applicable regulations of the Office of the Comptroller of the Currency (the “OCC”) (the “Conversion Regulations”), the issuance of all of the Association’s outstanding common stock to the Holding Company and the issuance of all of the outstanding common stock of the Holding Company in the Offering (as hereinafter defined) (the “Conversion”).  Upon completion of the Conversion, the Association will be a wholly owned subsidiary of the Holding Company.

As part of the Plan, the Holding Company is offering up to 690,000 shares (subject to increase to up to 793,500 shares) (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), in (i) a subscription offering (the “Subscription Offering”) and, if necessary, (ii) a direct community offering (the “Community Offering”) and/or (iii) a syndicated community offering (the “Syndicated Community Offering” and, collectively with the Subscription Offering and the Community Offering, the “Offering”), in connection with the Conversion.  The Holding Company will issue the Shares at a purchase price of $10.00 per share (the “Purchase Price”).  If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” as used herein shall mean such greater or lesser number, where applicable.

All references to the Association herein shall include the Association in its current form and post-Conversion as a wholly owned subsidiary of the Holding Company, as applicable.

In the Subscription Offering, non-transferable rights to subscribe for between 510,000 and 690,000 Shares (subject to increase to up to 793,500 Shares) of the Common Stock (the “Subscription Rights”) will be granted, in the following order of priority: (i) the Association’s depositors with aggregate account balances of at least $50.00 as of the close of business on January 31, 2012 (the “Eligible Account Holders”); (ii) the Association’s tax qualified employee benefit plans; (iii) the Association’s depositors with aggregate account balances of at least $50.00 as of the close of business on                      , 2013 (the “Supplemental Eligible Account Holders”); and (iv) to depositors and borrowers of the Association as of                      , 2013 (the “Other Members”).  The Holding Company may offer Shares, if any, remaining after the Subscription Offering in the Community Offering on a priority basis to natural persons, including trusts of natural persons, residing in Westchester, Putnam and Rockland Counties, New York and then to the general public.  In the event the Community Offering is held, it may be held at any time during or immediately after the Subscription Offering.  Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) which are members of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) managed by the Agent as the sole book running manager.

It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Prospectus; and that the Holding Company may reject, in its sole discretion, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering.

The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-187317) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”).  The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Conversion, (i) the Association has filed with the OCC an Application for Conversion (together with any other required ancillary applications and/or notices, the “Conversion Application”) and amendments thereto as required in accordance with the Conversion Regulations and the Home Owners’ Loan Act, as amended (“HOLA”) and (ii) the Holding Company has filed with the Board of Governors of the Federal Reserve System (the

“Federal Reserve Board”) an application on Form H-(e)1-S to become a holding company for the Association (together with any other required ancillary applications and/or notices, the “Holding Company Application”) and amendments thereto as required in accordance with the Conversion Regulations. Collectively, the Conversion Application and the Holding Company Application may also be termed the “Applications.”

Concurrently with the execution of this Agreement, the Holding Company is delivering to the Agent copies of the Prospectus, dated                      , 2013, to be used in the Subscription Offering and Community Offering (if any) and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in the Syndicated Community Offering.

Section 2.                                          Appointment of Agent.  Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint the Agent to consult with, advise and assist the Primary Parties in connection with the sale of the Shares in the Offering.

On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to use its best efforts to assist the Primary Parties with the solicitation of subscriptions and purchase orders for the Shares and agrees to consult with and advise the Primary Parties as to the matters set forth in Section 3 of the letter agreement, dated January 14, 2013, between the Association and the Agent (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit A), including the coordination of the Syndicated Community Offering and to solicit offers to purchase Shares therein.  It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order.  Except as set forth in Section 13 hereof, the appointment of the Agent to provide services hereunder shall terminate upon consummation of the Offering.

If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent as the sole book running manager for the Syndicated Community Offering.  On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

The Syndicated Community Offering will be conducted in accordance with certain Commission rules applicable to best efforts offerings.

Section 3.                                          Refund of Purchase Price.  In the event that the Conversion and Offering are not consummated for any reason, including but not limited to the inability to sell a minimum of 510,000 Shares during the Offering (including any permitted extension thereof) or such other minimum number of Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and any persons who have subscribed for or ordered any of the Shares shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, as provided in the Prospectus.  Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 9, 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

Section 4.                                          Fees.  In addition to the expenses specified in Section 9 hereof, as compensation for the Agent’s services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:

(a)                                 A conversion and proxy vote advisory and administrative services fee of $25,000, which was paid to the Agent as follows: (i) $12,500 was paid upon the execution of the Letter Agreement, and (ii) $12,500 was paid upon the initial filing of the Registration Statement.

(b)                                 A fee of $150,000 for sales of Shares sold in the Subscription Offering and the Community Offering.

(c)                                  If any of the Shares remain unsubscribed for after the Subscription Offering and Community Offering, at the request of the Holding Company, the Agent will form a group of approved Assisting Brokers in accordance with Section 2 for purposes of the Syndicated Community Offering.  The Agent will act as sole book running manager in the Syndicated Community Offering.  The fees payable by the Holding Company pursuant to this Section 4(c) will not exceed six percent (6.0%) of the aggregate dollar amount of the Shares sold in the Syndicated Community Offering.  Of such fee, the Agent will receive one percent (1.0%) of the aggregate dollar amount of the Shares sold pursuant to this Section 4(c) as a management fee, and the Holding Company will pay the remainder to the Assisting Brokers, which may include the Agent, in amounts relating to the number of Shares sold by such Assisting Brokers pursuant to this Section 4(c).  A form of Assisting Brokers Agreement is attached hereto as Exhibit B.

(d)                                 In the event that the Holding Company is required to resolicit subscribers for Shares in the Subscription Offering and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and the Agent shall mutually agree to the dollar amount of additional compensation due to the Agent not to exceed $20,000 and the Primary Parties shall pay such amount, if any.  Until any agreement called for by this paragraph is reached, the Agent shall not incur expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent that are reimbursable by the Primary Parties pursuant to Section 9 hereof to be greater than those permitted without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld.

All such fees payable under Sections 4(b) and 4(c), and in the event of any resolicitation, Section 4(d), shall be paid at the Closing (as defined in Section 5).

If this Agreement is terminated in accordance with the provisions of Sections 3, 10 or 14 and the sale of the Shares is not consummated, the Company shall not be entitled to receive the fees set forth in Sections 4(b), (c) and (d), but the Agent will retain the fee for its conversion and proxy vote advisory and administrative services already earned of $25,000 and the Primary Parties will reimburse the Agent for its reasonable expenses pursuant to Section 9 hereof.

Section 5.                                          Closing.  If the minimum number of Shares permitted to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(j)) are subscribed for at or before the termination date of the Offering (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefor by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date.  The closing (the “Closing”) shall be held at the offices of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m., Eastern Time, on the business day selected by the Primary Parties, which business day shall be no less than two (2) business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent.  At the Closing, the Primary Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing to the Agent as set forth in Section 4 and Section 9 hereof, including any commissions and fees due the Agent under Section 4(c) hereof, and the opinions required hereby and other documents deemed reasonably necessary for the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus; provided, however, that all out-of-pocket expenses to which the Agent is entitled under Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Association of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.  The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Date.”

The Agent shall have no liability to any party for the records or other information provided by the Primary Parties (or their agents) to the Agent for use in allocating the Shares.  Subject to the limitations of Section 11 hereof, the Primary Parties shall indemnify and hold harmless the Agent for any liability arising out of the allocation of the Shares in accordance with (i) the Plan generally, and (ii) the records or other information provided to the Agent (or its agents) by the Primary Parties (or their agents).

Section 6.                                          Representations and Warranties of the Primary Parties.  The Primary Parties jointly and severally represent and warrant to the Agent that:

(a)                                 Each of the Primary Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, each of the Primary Parties will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares as described in the Prospectus.  The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties and, as of the Closing Date, will have been duly and validly authorized by all necessary corporate action on the part of each of the Primary Parties.  This Agreement has been validly executed and delivered by the Primary Parties, and is a valid, legal and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the Federal Deposit Insurance Corporation (the “FDIC”) (including the laws relating to the rights of the contracting parties to equitable remedies).

(b)                                 The Registration Statement was declared effective by the Commission on                  , 2013.  No stop order has been issued with respect to the Registration Statement.  No proceedings related to the Registration Statement have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission.  At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application (if applicable) or Sales Information (as defined below) authorized for use by any of the Primary Parties in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the caption “The Conversion and Offering — Marketing and Distribution; Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(c)                                  At the time of filing the Registration Statement and at the date hereof, the Holding Company was not, and is not, an ineligible issuer, as defined in Rule 405 under the 1933 Act Regulations.  At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) under the 1933 Act Regulations, the Holding Company met the conditions required by Rules 164 and 433 under the 1933 Act Regulations for the use of a free writing prospectus.  If required to be filed, the Holding Company has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 under the 1933 Act Regulations and, if not required to be filed, will retain such free writing prospectus in the Holding Company’s records pursuant to Rule

433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares, the Holding Company will file or retain such free writing prospectus as required by Rule 433 under the 1933 Act Regulations.

(d)                                 As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

(1)                                 “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

(2)                                 “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the 1933 Act Regulations, relating to the offered Shares that is required to be filed with the Commission by the Holding Company or required to be filed with the Commission.  The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 under the 1933 Act Regulations.

(3)                                 “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(4)                                 “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h) under the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) under the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

(5)                                 “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to that time, including any document incorporated by reference therein.

(e)                                  Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Shares, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(f)                                   The Conversion Application, including the Prospectus and the proxy statement for the solicitation of proxies from the members of the Association for the special meeting to approve the Plan (the “Proxy Statement”), was approved by the OCC on                      , 2013 and the Prospectus and the Proxy Statement have been authorized for use by the OCC.  At the time the Conversion Application, including the Prospectus and the Proxy Statement contained therein (including any amendment or supplement thereto), were approved and authorized for use by the OCC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus and the Proxy Statement contained therein (including any amendment or supplement thereto), complied and will comply as to form in all material respects with the Conversion Regulations (except as modified or waived by the OCC).  At the time of the approval by the OCC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus and the Proxy Statement, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in Prospectus contained under the captions “The Conversion and Offering — Marketing and Distribution; Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(g)                                  No order has been issued by the Commission, the OCC, the Federal Reserve Board or any other state or federal regulatory authority, preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Primary Parties, threatened.

(h)                                 The Plan has been duly adopted by the Boards of Directors of each of the Holding Company and the Association.  To the knowledge of the Primary Parties, no person has sought, or at the Closing Date will have sought, to obtain review of the final action of the OCC or the Federal Reserve Board, as applicable, in approving the Plan, the Conversion Application or the Holding Company Application.

(i)                                     The Holding Company Application was approved by the Federal Reserve Board on                             , 2013.  The Holding Company Application did and will comply as to form in all material respects with all applicable rules and regulations of the Federal Reserve Board.  At the time of the approval and at all times subsequent thereto until the Closing Date, the Holding Company Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Holding Company Application.

(j)                                    Keller & Company, Inc. (“Keller”), which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offering was based (the “Appraisal”), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties and the Primary Parties believe Keller to be expert in preparing appraisals of savings institutions.

(k)                                 Fontanella & Babitts, which certified the financial statements filed as part of the Registration Statement and the Applications, has advised the Primary Parties that it is an independent certified public accountant within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and Fontanella & Babitts is, with respect to each of the Primary Parties, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board (the “PCAOB Regulations”).

(l)                                     The financial statements and the notes thereto which are included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition and retained earnings of the Association as of the dates indicated and the results of operations and cash flows for the periods specified.  The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X promulgated by the Commission and accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus or the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus or the General Disclosure Package, and

as to the pro forma adjustments, the adjustments made therein have been properly and consistently applied on the basis described therein.

(m)                             Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, and the General Disclosure Package, other than as disclosed therein: (i) there has not been any material adverse change in the financial condition, results of operation, capital, properties, business affairs or prospects of either of the Primary Parties or the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Primary Parties on a consolidated basis, any material increase in the aggregate amount of loans past due ninety (90) days or more, the amount of loans that have been adversely classified or any real estate acquired by foreclosure or loans characterized as “in substance foreclosure;” (iii) neither of the Primary Parties has issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iv) there have not been any material transactions entered into by either of the Primary Parties, other than those in the ordinary course of business.  The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus or the General Disclosure Package and, neither of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus or the General Disclosure Package.

(n)                                 The Holding Company is a stock corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is or will be qualified to transact business and will be in good standing in Maryland and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Primary Parties taken as a whole (a “Material Adverse Effect”).  As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

(o)                                 The Holding Company does not, and as of the Closing Date will not, own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(p)                                 Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Holding Company or the Association, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(q)                                 The Association has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Association nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(r)                                    The Association is a duly organized and validly existing federally chartered savings association in mutual form and is duly authorized to conduct its business as described in the Prospectus; the activities of the Association are permitted by the rules, regulations and practices of the OCC and the FDIC; the Association has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect, and all such licenses, permits and other governmental authorizations are in full force and effect; the Association is, and as of the Closing Date will be, duly organized and validly existing under the laws of the United States; the Association is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  All of the issued and outstanding capital stock of the Association upon consummation of the Conversion will be duly and validly issued to the Holding Company and will be fully paid and nonassessable; and as of the Closing Date, the Holding Company will directly own all of the capital stock of the Association free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind.  The Association does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as is immaterial in amount and is not required to be described in the Prospectus.

(s)                                   The Association is a member in good standing of the Federal Home Loan Bank (the “FHLB”) of New York.  The deposit accounts of the Association are insured by the FDIC up to applicable limits as no proceedings for the termination of such deposit insurance are pending, or to the knowledge of the Primary Parties, threatened.  The Association is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(t)                                    As of the Closing Date, the Association will be a wholly owned subsidiary of the Holding Company.

(u)                                 The Association has no direct or indirect subsidiaries.

(v)                                 The Holding Company and the Association carry, or are covered by, insurance in such amounts and covering such risks as the Holding Company and the Association deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(w)                               Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; the Shares to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights except for subscription rights granted pursuant to the provisions of the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus.  Upon issuance of the Shares sold in the Offering, good title to the Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering, as set forth in the Plan and the Prospectus.

(x)                                 The Primary Parties are not, and as of the Closing Date will not be, in violation of their respective articles of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of either of the Primary Parties, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which either of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Primary Parties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon either property of the Primary Parties.

(y)                                 No default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default on the part of either of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which either of the Primary Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a Material Adverse Effect on the Primary Parties individually or taken as a whole, and all such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of either of the Primary Parties, threatened any action or proceeding wherein either of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to either of the Primary Parties, would have a Material Adverse Effect.

(z)                                  The Primary Parties have good and marketable title to all assets which are material to the businesses, financial condition, results of operation, capital, properties, and assets of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which individually or in the aggregate do not have a Material Adverse Effect; and all of the leases and subleases that are material to the businesses of the Primary Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.

(aa)                          The Primary Parties are not in material violation of any directive from the OCC, the FDIC, the Federal Reserve Board, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC, the FDIC, the Federal Reserve Board and the Commission), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of either of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.

(bb)                          Prior to the Closing Date, the Primary Parties will have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion, and from Fontanella & Babitts with respect to the State of New York income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus; and the facts and representations upon which such opinions will be based, will be truthful, accurate and complete, and neither of the Primary Parties will take any action inconsistent therewith.

(cc)                            The Primary Parties have timely filed all required federal, state and local tax returns, paid all taxes that have become due and payable, and have made adequate reserves for known future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.  All material tax liabilities have been adequately provided for in the financial statements of the Association in accordance with GAAP.

(dd)                          No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the sale and issuance of the Shares, except for the approval of the OCC, the Federal Reserve Board and the Commission and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered for sale.

(ee)                            Neither of the Primary Parties has: (i) issued any securities within the last 18 months; (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement relating to the Conversion and the Offering except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offering, and no person is being compensated in any manner for such services.

(ff)                              Neither of the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Shares, except for the Holding Company’s loan to the Association’s employee stock ownership plan the proceeds of which will be used to purchase Shares as described in the Prospectus, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(gg)                            The Association has complied and is complying in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(hh)                          The Primary Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books, records and accounts and systems of internal accounting control of the Primary Parties and its subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Holding Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including the Holding Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms. To the knowledge of the Primary Parties, Fontanella & Babitts and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Holding Company’s and the Association’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s or the Association’s internal accounting controls.

(ii)                                  The Primary Parties have not relied upon the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(jj)                                The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(kk)                          The Primary Parties have complied and are complying in all material respects with all laws, rules and regulations relating to environmental protection, and neither of them has been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against either of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by either of the Primary Parties or in which the Association has a security interest, except, in the case of facilities or properties in which the Association has a security interest, to the extent such disposal, release or discharge would not have a Material Adverse Effect.

(ll)                                  Except for the Sunnyside Federal Savings and Loan Association of Irvington 401(k) Profit Sharing Plan and the Association’s defined benefit pension plan, none of the Primary Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Primary Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Primary Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Primary Parties and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Primary Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(mm)                  All of the loans represented as assets in the most recent financial information of the Primary Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and 12 C.F.R. Section 160.35), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(nn)                          Neither of the Primary Parties is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(oo)                          To the Holding Company’s and the Association’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Holding Company’s and the Association’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(pp)                          The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Holding Company and the Association believe were reliable and accurate at the time they were filed with the Commission.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)                          The Primary Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C., on which the Agent may rely.

Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 7.                                          Representations and Warranties of the Agent.  The Agent represents and warrants to the Primary Parties that:

(a)                                 The Agent is a corporation and is validly existing and in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b)                                 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Agent, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles.

(c)                                  Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

(d)                                 No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending, or to the knowledge of the Agent, threatened against the Agent which, if determined adversely to such Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

(e)                                  The Agent is registered as a broker-dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.

(f)                                   Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

Section 8.                                          Covenants of the Primary Parties.  The Primary Parties hereby jointly and severally covenant with the Agent as follows:

(a)                                 The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to the Registration Statement to which amendment or supplement the Agent or its counsel shall reasonably object.  The Holding Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company’s responses thereto.

(b)                                 The Holding Company represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Holding Company, it has not made and will not make any offer relating to the offered Offer Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Holding Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Holding Company represents that it has and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 under the 1933 Act Regulations.

(c)                                  The Primary Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to such Application to which amendment or supplement the Agent or its counsel shall reasonably object.  The Primary Parties will furnish promptly to the

Agent and its counsel copies of all correspondence from the OCC and the Federal Reserve Board with respect to the Applications and the Primary Parties’ responses thereto.

(d)                                 The Primary Parties will use their best efforts to cause the Federal Reserve Board to approve the Holding Company’s acquisition of the Association, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OCC, and will promptly upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OCC; (iii) when the Holding Company Application, as amended, has been approved by the Federal Reserve Board; (iv) of the receipt of any comments from the OCC, the Commission, the Federal Reserve Board or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of any request by the Commission, the OCC, the Federal Reserve Board, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission, the OCC, the Federal Reserve Board or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement, the Prospectus, the Proxy Statement or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission, the OCC, the Federal Reserve Board or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in subsection (g) below.  The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OCC, the Federal Reserve Board or any state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e)                                  The Primary Parties will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto.  Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.  In addition, the Primary Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

(f)                                   The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, applicable state law and regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the regulations promulgated thereunder (the “1934 Act Regulations”) to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the OCC, the Conversion Regulations (except as modified or waived in writing by the OCC), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g)                                  The Primary Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.  If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission, the OCC and the Federal Reserve Board, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading.  For the purpose of this Section 8(g), each of the Primary Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(h)                                 Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified.  In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(i)                                     Upon consummation of the Conversion, the Association will establish a liquidation account for the benefit of the Association’s Eligible Account Holders and Supplemental Eligible Account Holders, in accordance with the Plan and the requirements of the Conversion Regulations.

(j)                                    The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of ninety (90) days after the date hereof, any shares of Common Stock or securities into or exercisable for shares of Common Stock, without the Agent’s prior written consent other than in connection with any plan or arrangement described in the Prospectus.

(k)                                 For a period of three years from the date of this Agreement, the Holding Company will furnish to the Agent, as soon as practical after such information is available (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the

Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock, (iii) each press release and material news item and article released by the Holding Company and/or the Association, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request.  For purposes of this paragraph, any document filed electronically with the Commission shall be deemed to be furnished to the Agent.

(l)                                     The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds From the Offering.”

(m)                             The Holding Company and the Association will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, and, as applicable, the laws of any state in which the Shares are qualified for sale.

(n)                                 Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act, and will request that such registration statement be effective no later than the completion of the Conversion.  The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OCC.

(o)                                 For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act.

(p)                                 The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act Regulations.

(q)                                 The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(r)                                    The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Subscription Offering and the Community Offering and/or Syndicated Community Offering, respectively, on an interest-bearing basis as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus.  The Primary Parties will maintain such records of all funds received to permit the funds of each person subscribing for or ordering Shares to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(s)                                   Within ninety (90) days following the Closing Date, the Holding Company will register as a savings and loan holding company under the HOLA.

(t)                                    The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130 (Restrictions on the Purchase and Sale of Initial Public Equity Offerings).

(u)                                 The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC, the OCC and the Federal Reserve Board.

(v)                                 The Primary Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OCC, the Federal Reserve Board, the HOLA, the Conversion Regulations, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations to be complied with subsequent to the Closing Date.  The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

(w)                               The Primary Parties will not amend the Plan without notifying the Agent prior thereto.

(x)                                 The Holding Company shall provide the Agent with any information necessary to allow the Agent to assist with the allocation process in order to permit the Holding Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(y)                                 The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by the Agent.

(z)                                  On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Conversion specified in the Plan and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OCC) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Primary Parties by the OCC, the Commission, the Federal Reserve Board or any other regulatory authority and in the manner described in the Prospectus.

(aa)                          Immediately upon completion of the sale by the Holding Company of the Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Association shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Association, and (iii) the Conversion shall have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the OCC, the Federal Reserve Board, the Commission, or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(bb)                          Prior to the Closing Date, the Plan shall have been approved by the members of the Association in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the Association’s charter and bylaws and the Proxy Statement.

(cc)                            The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

Section 9.                                          Payment of Expenses.  Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Primary Parties will pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications and Registration Statement; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and the proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or “blue sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to the Agent’s fairness filing under Rule 5110 promulgated by FINRA; (e) fees and expenses related to the preparation of the Appraisal; (f) fees and expenses related to providers providing printing, data processing, auditing, accounting and other services; (g) all expenses relating to advertising, temporary personnel, investor meetings and the stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates.  The Primary Parties also agree to reimburse the Agent for reasonable out-of-pocket expenses, including legal fees and expenses and expenses incurred in connection with the Syndicated Community Offering, incurred by the Agent in connection with the services hereunder.  The Agent will not incur reimbursable legal fees (including counsel’s out-of-pocket expenses) in excess of $60,000.  The Agent will not incur actual accountable reimbursable out-of-pocket expenses in excess of $15,000 in the Subscription and Community Offerings.  In the event that the Agent incurs any expenses on behalf of the Primary Parties, the Primary Parties will pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in this paragraph.  The Primary Parties acknowledge, however, that such limitations on expenses and legal fees may be increased by the mutual consent of the Holding Company and the Agent in the event of delay in the Offering, a delay as a result of circumstances requiring material additional work by the Agent or its counsel or an update of the financial information contained in the Prospectus to reflect a period later than set forth in the financial statements in the original Registration Statement, provided that under such circumstance, the Agent will not incur any additional accountable reimbursable out-of-pocket expenses in excess of $5,000 or additional reimbursable legal fees in excess of $10,000. In addition, in the event of a Syndicated Community Offering, the Holding Company will reimburse all reasonable out-of-pocket expenses incurred in connection therewith.  The aggregate of all reimbursable out-of-pocket expenses and legal fees, including reimbursable expenses incurred in the Syndicated Community Offering, shall not exceed $90,000.  Not later than two (2) days prior to the Closing Date, the Agent will provide the Association with a detailed accounting of all reimbursable expenses of the Agent and its counsel to be paid at the Closing.

Section 10.                                   Conditions to Agent’s Obligations.  The obligations of the Agent hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a)                                 The Registration Statement shall have been declared effective by the Commission, the Conversion Application shall have been approved by the OCC and the Holding Company Application shall have been approved by the Federal Reserve Board, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the OCC, the Federal Reserve Board, the Commission or any other governmental body.

(b)                                 At the Closing Date, the Agent shall have received:

(1)                                 The opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C. acceptable to the Agent, in form and substance satisfactory to the Agent and counsel for the Agent to the effect set forth in Exhibit C hereto.  The opinion may be limited to matters governed by the laws of the United States, the State of New York and the State of Maryland.  In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Primary Parties.  The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon.  The opinion of such counsel for the Primary Parties also shall state that the Agent’s counsel may rely for purposes of its own opinion on the opinion of such counsel.

(2)                                 The letter of Luse Gorman Pomerenk & Schick, P.C. in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Luse Gorman Pomerenk & Schick, P.C. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accountants for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Luse Gorman Pomerenk & Schick, P.C. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Luse Gorman Pomerenk & Schick, P.C.  that caused Luse Gorman Pomerenk & Schick, P.C. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, the Prospectus or the General Disclosure Package).

(3)                                 The favorable opinion, dated as of the Closing Date, of Spidi & Fisch, PC, counsel for the Agent, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Luse Gorman Pomerenk & Schick, P.C.

(4)                                 The letter of Spidi & Fisch, PC in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Spidi & Fisch, PC participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Primary Parties, representatives of the independent public accountants for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(3)), Spidi & Fisch, PC has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Spidi & Fisch, PC that caused Spidi & Fisch, PC to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, the Prospectus or the General Disclosure Package).

(5)                                 A Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. addressed to the Holding Company and the Agent relating to the offering, including Agent’s participation therein.  The Blue Sky Memorandum will address the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

(c)                                  Concurrently with the execution of this Agreement, the Agent shall receive a letter from Fontanella & Babitts, dated the date hereof and addressed to the Agent, such letter (i) confirming that Fontanella & Babitts is a firm of independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations and the PCAOB Regulations, and stating in effect that in Fontanella & Babitts’s opinion the financial statements of the Association included in the Prospectus comply as to form in all material respects with generally accepted accounting principles, the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with the auditing standards of the PCAOB) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of any unaudited interim financial statements of the Association prepared by the Primary Parties as of and for any interim periods ended subsequent to March 31, 2012, a reading of the minutes of the meetings of the Board of Directors and Audit Committee of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) any such unaudited financial statements and any “Recent Developments” information in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the Recent Developments information included in the Prospectus to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing loans, special mention loans, adversely classified assets, borrowings (defined as advances from the FHLB of New York, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Association or decrease in assets, deposits, loan losses allowance, equity or retained earnings of the Association or there was any decrease in net income, non-interest income, tax expense, net interest income, net interest income after provision for loan losses or increase in the provision for loan losses or interest expense of the Association for the period commencing immediately after the Recent Developments period and ending not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Association, which are subject to the internal controls of the accounting system of the Association and other data prepared by the

Association directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).  On or prior to the date on which any Issuer-Represented Free Writing Prospectus is first used, upon the request of the Agent, the Agent shall receive a letter from Fontanella & Babitts similar to the letter, or letters, referenced above in this Section 10(c) addressing the financial and statistical information contained in such Issuer-Represented Free Writing Prospectus.

(d)                                 At the Closing Date, the Agent shall receive a letter from Fontanella & Babitts dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 10, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.

(e)                                  At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f)                                   At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Association by the Holding Company, the transactions required under the Plan to consummate the Conversion or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OCC, the Federal Reserve Board, the Commission or any other federal or state authority; and (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OCC in approving the Plan or to enjoin the Conversion.

(g)                                  At the Closing Date, the Agent shall receive a letter from Keller, dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

(h)                                 Prior to and at the Closing Date, none of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders’ equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, in the Agent’s reasonable judgment, is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(i)                                     Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) neither of the Primary Parties shall have received from the OCC, the FDIC, or the Federal Reserve Board any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse Effect; (iv) neither of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale, as applicable, under the securities or “blue sky” laws of the jurisdictions requested by the Agent.

(j)                                    At or prior to the Closing Date, the Agent shall receive (i) a copy of the Conversion Application and a copy of the letters from the OCC approving the Conversion Application and authorizing the Prospectus and the Proxy Statement for use, (ii) if available, a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the articles of incorporation of the Holding Company, (iv) a copy of the Holding Company Application and a copy of the letter from the Federal Reserve Board approving the Holding Company Application, (v) a certificate from the FDIC evidencing the

Association’s insurance of accounts, (vi) a certificate of the FHLB of New York evidencing the Association’s membership therein and (vii) any other documents that Agent shall reasonably request.

(k)                                 Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than three (3); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) any material adverse change in the financial markets in the United States or elsewhere; or (iv) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of any of (i) through (iv) herein, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent.  Any certificate signed by an officer of the Holding Company or the Association and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Holding Company or the Association, as the case may be, to the Agent as to the statements made therein.  If any condition to the Agent’s obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agent shall be entitled to the full compensation provided for in Section 4 hereof) or, if the Agent so elect, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

Section 11.                                   Indemnification.

(a)                                 The Primary Parties, jointly and severally, agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who control the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, or any blue sky application, or other instrument or document of the Primary Parties or based upon written information supplied by either of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of either of the Primary Parties with its consent or based upon written information furnished by or on behalf of either of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption “The Conversion and Offering — Marketing and Distribution; Compensation;” provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b)                                 The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Agent’s obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) expressly for use under the caption “The Conversion and Offering — Marketing and Distribution; Compensation.”

(c)                                  Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11, Section 12 or otherwise.  An indemnifying party may participate at its own expense in the defense of such action.  In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.  The Primary Parties shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the consent of the Primary Parties, which consent shall not be unreasonably withheld.  The Primary Parties shall not, without the written consent of the Agent, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Primary Parties hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d)                                 The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.  To the extent required by law, Sections 11 and 12 hereof are subject to and limited by Sections 23A and 23B of the Federal Reserve Act.

Section 12.                                   Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by the Agent to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s Fees and (ii) the Primary Parties shall be responsible for the balance.  If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations.  The relative benefits received by the Primary Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, net of all expenses of the Offering except Agent’s Fees, received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.  It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers.  It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement.  No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation.  For purposes of this Section 12, each of Agent’s and the Primary Parties’ officers and directors and each person, if any, who controls the Agent or either of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agent.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

Section 13.                                   Survival.  All representations, warranties and indemnities contained in this Agreement (and in Paragraph 11 of the Letter Agreement, “Confidentiality”), or all statements contained in certificates of officers of the Primary Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, either of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 14.                                   Termination.  The Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a)                                 In the event (i) the Plan is abandoned or terminated by the Association; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to December 31, 2013 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Agent terminates this relationship because there has been a material adverse change in the financial condition or operations of the Primary Parties considered as one enterprise since the date of the latest financial statements included in the Prospectus; or (iv) immediately prior to commencement of the Offering, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder except as set forth in Sections 3, 4, 9, 11 and 12 hereof.

(b)                                 If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Association of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.

(c)                                  If the Agent elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified by the Agent as provided in Section 15 hereof.

(d)                                 If this Agreement is terminated in accordance with the provisions of this Agreement, the Agent shall retain the conversion and proxy vote advisory and administrative services fee earned and paid to it pursuant to Section 4(a) and the Primary Parties shall reimburse the Agent for its reasonable out-of-pocket expenses pursuant to Section 9.

Section 15.                                   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agent shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, New York 10019, Attention: Robin R. Suskind, Managing Director (with a copy to Spidi & Fisch, PC, 1227 25th Street, NW, Suite 200 West, Washington, DC 20037, Attention: James C. Stewart, Esq.).  Notices to the Primary Parties shall be directed to Sunnyside Federal Savings and Loan Association of Irvington, 56 Main Street, Irvington, New York 10533, Attention: Timothy D. Sullivan, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C.  20015, Attention: Steven T. Lanter, Esq.).

Section 16.                                   Parties.  This Agreement shall inure to the benefit of and be binding upon the Agent and the Primary Parties, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

Section 17.                                   Partial Invalidity.  In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18.                                   Entire Agreement; Amendment.  This Agreement represents the entire understanding of the Primary Parties and the Agent with respect to the transactions contemplates hereby and supersedes any and all other oral or written agreements heretofore made.  No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

Section 19.                                   Construction and Waiver of Jury Trial.  This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles.  Any dispute hereunder shall be brought in a court in the State of New York.  Each of the Primary Parties and the Agent waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

SUNNYSIDE BANCORP, INC.

By:
Timothy D. Sullivan
President and Chief Executive Officer

SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON

By:
Timothy D. Sullivan
President and Chief Executive Officer

The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set forth above.

KEEFE, BRUYETTE & WOODS, INC.

By:
Robin R. Suskind
Managing Director

EXHIBIT B

ASSISTING BROKERS AGREEMENT

                                    , 2013

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York  10019

Ladies and Gentlemen:

(1)                                 General.  We understand that Keefe, Bruyette & Woods, Inc. (“KBW”) is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public.  The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”) or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein KBW (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has informed us that such terms and conditions shall be applicable.  Any such offering of Securities to us as a Selected Dealer is hereinafter called an “Offering.”  In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives.  The term “preliminary prospectus” means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior oral or written agreements or understanding between the parties hereto or their predecessors with respect to the subject matter hereof.

(2)                                 Conditions of Offering, Acceptance and Purchase.  Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription.  You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c)) of any Offering in which we are invited to participate.  To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written

Communication, acceptances and other communications by us with respect to any Offering should be sent to KBW.  You may close the subscription books at any time in your sole discretion without notice, and you reserve the right to reject any acceptance in whole or in part.  Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day’s prior notice to us, by wire transfer to a KBW account, against delivery of certificates or other forms evidencing such Securities.  If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(c) with respect to such Securities.

Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

(3) Representations, Warranties, and Agreements.

(a)                                 Registered Offering.  In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), you shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Registered Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable Rules and regulations of the Securities and Exchange Commission thereunder.  We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith.  We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished.  We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act.  We agree that in purchasing Securities in a Registered Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you.  We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.  We will not use any free writing prospectus, unless consented to by you or authorized expressly in writing to you by the issuer in the Registered Offering.

(b)                                 Offering Pursuant to Offering Circular.  In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of “exempted securities” as defined in Section 3(a)(2) of the Securities Act (an “Exempted Securities Offering”), you shall provide us with such number of copies of each preliminary offering circular, the final offering circular and any supplement thereto relating to each Offering as we may reasonably request.  We agree that we will comply with the applicable federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers.  We agree that in purchasing Securities pursuant to an offering circular we will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to us by you.  We will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c)                                  Offer and Sale to the Public.  With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public.  After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers.  With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the Financial Industry Regulatory Authority (the “FINRA”) and who are either members in good standing of the FINRA or foreign brokers or dealers not eligible for membership in the FINRA who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(f) hereof.

(d)                                 Stabilization and Overallotment.  You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities.  We agree not to purchase and sell Securities for which an order from a client has not been received without your consent in each instance.  We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(c) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers.  In the event that prior to the later of (i) the termination of the provisions of Section 3(c) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

(e)                                  Open Market Transactions.  We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement.  If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

(f)                                   FINRA.  We represent that we are actually engaged in the investment banking or securities business and we are either (i) a member in good standing of the FINRA, (ii) if not such a member, a foreign dealer not eligible for membership, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Association”).  If we are a member as described in (i), we agree that in making sales of the Securities we will comply with all applicable interpretative materials and Conduct Rules of the FINRA, including, without limitation, Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and 2790 (relating to New Issues).  If we are a foreign dealer as described in (ii), we agree not to offer or sell any Securities in the United States of America, its territories or its possessions or to persons who are citizens thereof or residents therein (other than through you), and in making sales of Securities outside the United States of America we agree to comply as though we were a member with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions), 2750 (relating to Transactions with Related Persons) and 2790 (relating to New Issues) as though we were such a member and to comply with Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a nonmember broker or dealer in a foreign country.  In connection with an Exempted Securities Offering, if we are an Association, we agree to also comply, as though we were an FINRA member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.  We further represent, by our participating in an Offering, that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

We further agree that, in connection with any purchase of Securities from you that is not otherwise covered by the terms of this Agreement (whether you are acting as manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to us, the preceding paragraph will be applicable.

(g)                                  Relationship among Underwriters and Selected Dealers.  You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession.  We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise.  Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election.

We authorize you, in your discretion, to execute and file on our behalf such evidence of that election as may be required by the Internal Revenue Service.  Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any tax, claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such tax, claim, demand, or liability.

(h)                                 Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or “blue sky” laws of such jurisdictions. We understand and agree that compliance with the securities or “blue sky” laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

(i)                                     Compliance with Law. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the FINRA, the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering, and the applicable laws, rules and regulations specified in Section 3(c) hereof.  Without limiting the foregoing, (a) we agree that, at all times since we were invited to participate in an Offering of Securities, we have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (b) we represent that our incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by us of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us.  You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

(j)                                    Best Efforts Offering.  If you communicate to us that a particular offering is being made on a best efforts basis, then the terms in this Section 3(j) apply and other inconsistent terms in this Agreement do not apply.

(i)                                     The offering will be a best efforts offering.  The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the prospectus or offering circular and the agency or engagement agreement with you and the issuer.  The offering is designed to comply with applicable Commission rules, including Rules 15c2-4, 10b-9, and 15c6-1.  See FINRA Notice to Members 98-4, 87-61 and 84-7.

(ii)                                  We represent and agree that we shall take necessary steps to comply with Commission Rules 15c2-4, 10b-9 and 15c6-1.  We also represent that we are aware that those who purchase in this best efforts offering are subject to the investor purchase limitations described in the prospectus or offering circular.

(4)                                 Indemnification.  We agree to indemnify and hold harmless KBW, the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) KBW or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, “Losses”) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by us herein.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  Such firm shall be designated in writing by the indemnified party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The indemnity agreements contained in this Section and the representations and warranties by us in this Agreement shall remain operative and in full force and effect regardless of:  (i) any termination of this Agreement, (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party, and (iii) acceptance of and payment for any Securities.

(5)                                 Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days’ written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(c) and (e) with regard to any offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

(6)                                 Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

(7)                                 Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

[Remainder of page intentionally blank]

By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

Very truly yours,

(Name of Firm)

By:

Confirmed, as of the date
first above written.

KEEFE, BRUYETTE & WOODS, INC.

By:

Execution Date:

EXHIBIT C

OPINION OF COUNSEL

TO THE PRIMARY PARTIES

(i)            The Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in Maryland and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

(ii)           The Association is a duly organized and validly existing federally chartered mutual savings association duly organized and validly existing under the laws of the United States, and upon consummation of the Conversion, the Association will be a validly existing federally chartered savings association duly organized and validly existing as a stock form of organization under the laws of the United States, with full power and authority to own its properties and to conduct its business as described in the Prospectus; the activities of the Association as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the OCC, the FDIC and the Federal Reserve Board; and at the Closing Date, the issuance and sale of the capital stock of the Association to the Holding Company in the Conversion has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Association and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

(iii)          The activities of the Holding Company and the Association, as described in the Prospectus, are permitted by federal law.  To such counsel’s knowledge, each of the Holding Company and the Association has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its respective business, and all such licenses, permits and other governmental authorizations are in full force and effect, and to such counsel’s knowledge the Holding Company and the Association are complying therewith in all material respects.

(iv)          The Association is a member in good standing of the FHLB of New York.  The Association is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and no proceedings for the termination or revocation of the federal deposit insurance of the Association are pending or, to such counsel’s knowledge, threatened.

(v)           The authorized capital stock of the Association consists of ten million (10,000,000) shares of common stock, par value $0.01 per share (“Association Common Stock”) and one million (1,000,000) shares of serial preferred stock par value $0.01 per share, and when issued pursuant to the Plan, such shares of Association Common Stock will be owned beneficially and of record solely by the Holding Company free and clear of any security interest, mortgage, pledge, lien or encumbrance.  All of the shares of Association Common Stock, when issued to the Holding Company, will have been duly authorized, validly issued and fully paid and nonassessable and will be exempt from registration under the Securities Act.

(vi)          Upon consummation of the Conversion, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; (b) the Shares to be subscribed for in the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; (c) the issuance of the Shares is not subject to preemptive rights under the articles of incorporation or bylaws of the Holding Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to such counsel, except for the subscription rights under the Plan.

(vii)         The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions, the accounts of which are insured by the FDIC and except to the extent enforcement hereof is subject to general equity principles (either in a proceeding in equity or at law) and laws and decisions regarding the availability of injunctive relief and enforceability of equitable remedies, including remedies of specific performance and self-help.

(viii)        The Plan has been duly adopted by the Board of Directors of the Holding Company and the Association and has been approved by the members of the Association in the manner required by the Conversion Regulations, the OCC and the charter and bylaws of the Association.

(ix)          The Conversion, including the Offering, was effected in accordance with the Plan and all applicable laws, including statutes, regulations, decisions and orders (except that this opinion need not address state securities or “blue sky” laws and regulations nor matters addressed in the letter referred to in Section 10(b)(2) of this Agreement); all terms, conditions, requirements and provisions with respect to the Conversion imposed by the OCC, the Commission, the Federal Reserve Board or any other governmental agency, if any, were complied with by the Primary Parties in all material respects or appropriate waivers were obtained and all notices and waiting periods were satisfied, waived or elapsed.

(x)           The Conversion Application has been approved the OCC and the Holding Company Application has been approved by the Federal Reserve Board, and the Proxy Statement has been authorized for use by the OCC, and subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares, and the consummation of the Conversion, except as may be required under the state securities or “blue sky” laws of various jurisdictions as to which no opinion need be rendered.

(xi)          The acquisition by the Holding Company of all of the issued and outstanding capital stock of the Association has been authorized by the Federal Reserve Board, and no action has been taken or is pending or, to such counsel’s knowledge, threatened to revoke any such authorization or approval.

(xii)         The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been instituted or, to such counsel’s knowledge, threatened by the Commission.

(xiii)        The material tax consequences of the Conversion are set forth in the Prospectus under the captions “Summary — Tax Consequences” and “The Conversion and Offering — Material Income Tax Consequences.”   The information in the Prospectus under the captions “Summary — Tax Consequences” and “The Conversion and Offering — Material Income Tax Consequences” has been reviewed by such counsel and fairly describes such opinions rendered by such counsel and Fontanella & Babitts to the Primary Parties with respect to such matters.

(xiv)        The terms and provisions of the shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate to be used to evidence the shares of Common Stock complies with all statutory requirements.

(xv)         At the time the Applications were approved and as of the Closing Date, the Applications (as amended or supplemented), the Prospectus (as amended or supplemented) and the Proxy Statement (as amended or supplemented), complied as to form in all material respects with the requirements of the Conversion Regulations and all applicable laws, rules and regulations and decisions and orders of the OCC and the Federal Reserve Board, except as modified or waived in writing (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion).  To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OCC and the Federal Reserve Board in approving the Applications.

(xvi)        At the time that the Registration Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xvii)       There are no legal or governmental proceedings pending, or, to such counsel’s knowledge, threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares.

(xviii)      The information in the Prospectus under the captions “Regulation and Supervision,” “Taxation,” “Restrictions on Acquisition of Sunnyside Bancorp, Inc.,” “Description of Capital Stock of Sunnyside Bancorp, Inc” and “The Conversion and Offering,” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

(xix)        Neither of the Primary Parties is required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940.

(xx)         Neither of the Primary Parties is in violation of its articles of incorporation or its charter, as the case may be, or its bylaws or, to such counsel’s knowledge, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect.  In addition, the execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in (i) any violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of either of the Primary Parties, (ii) any violation of any applicable law, act, regulation, order or court order, writ, injunction or decree, and (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect.